UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of principal executive offices, including zip code)

(781) 250-0111

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2024, Repligen Corporation (the “Company”) announced its financial results for the third quarter ended September 30, 2024. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On November 12, 2024, the Company issued a supplemental slide presentation (the “Supplemental Slides”) to provide additional information regarding the reconciliation of GAAP figures to adjusted non-GAAP financial measures that were impacted by the restatement, as previously disclosed on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 18, 2024.

A copy of the Supplemental Slides is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference. The Supplemental Slides will be accessible through the Investors section of the Company’s website at https://www.repligen.com/.

The information in this Item 7.01, including Exhibit 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in the Supplemental Slides furnished under Item 7.01: adjusted product revenue; adjusted royalty and other revenue; adjusted total revenue; adjusted cost of goods sold; adjusted R&D expense; adjusted SG&A expense; adjusted income from operations; adjusted investment income; adjusted interest expense; adjusted other income; adjusted pre-tax income; adjusted income tax provision; adjusted net income; adjusted earnings per share; and adjusted weighted average shares outstanding. The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: inventory step-up charges; acquisition and integration costs; restructuring charges including the costs of severance; inventory adjustments and accelerated depreciation among other charges; contingent consideration related to the Company’s acquisitions; intangible amortization costs; loss on extinguishment of debt; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded. All reconciliations of the above-mentioned GAAP figures (reported or guidance) to adjusted (non-GAAP) figures are detailed in the tables included in the Supplemental Slides. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release by Repligen Corporation, dated November 12, 2024.

99.2	Supplemental Slides issued by Repligen Corporation, dated November 12, 2024 (furnished herewith).

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: November 12, 2024	By:	/s/ Olivier Loeillot
Olivier Loeillot
President and Chief Executive Officer